UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 26, 2003

RAINBOW TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-16641	95-3745398

(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

50 Technology Drive, Irvine, California 92618

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (949) 450-7300

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

ITEM 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

(a)	Previous independent accountants

(i)	On September 22, 2003, Rainbow Technologies, Inc., dismissed Ernst & Young LLP as its independent accountants. The Registrant’s Audit Committee participated in and approved the decision to change independent accountants.

(ii)	The reports of Ernst & Young LLP on the financial statements for the years ended December 31, 2001 and 2002 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

(iii)	In connection with its audits for the years ended December 31, 2001 and 2002 and through September 22, 2003, there have been no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Ernst & Young LLP would have caused them to make reference thereto in their report on the financial statements for such years.

(iv)	During the years ended December 31, 2001 and 2002 and through September 22, 2003, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

(v)	The Registrant has requested that Ernst & Young LLP furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated September 26, 2003, is filed as Exhibit 16 to this Form 8-K.

(b)	New independent accountants

(i)	The Registrant engaged PricewaterhouseCoopers LLP as its new independent accountants as of September 26, 2003. During the years ended December 31, 2001 and 2002 and through September 22, 2003, the Registrant has not consulted with PricewaterhouseCoopers LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Registrant’s financial statements, and either a written report was provided to the Registrant or oral advice was provided that PricewaterhouseCoopers LLP concluded was an important factor considered by the Registrant in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

Financial Statements

(a)	and (b) Not applicable

(c)	Exhibits

	16.	Letter from Ernst & Young LLP

	99.1	Text of Press Release dated September 29, 2003

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned hereunto duly authorized.

RAINBOW TECHNOLOGIES, INC.
Date:	September 26, 2003	By:	/s/ Walter W. Straub

Walter W. Straub, President and Chief Executive Officer

EXHIBIT INDEX

Exhibits

16.	Letter from Ernst & Young LLP

99.1	Text of Press Release dated September 29, 2003